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                                                                     Exhibit 4.5

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                         CNH WHOLESALE RECEIVABLES INC.,
                                   Transferor

                            CASE CREDIT CORPORATION,
                                    Servicer

                                       and

                        CNH WHOLESALE MASTER NOTE TRUST,
                                     Issuer

                        TRANSFER AND SERVICING AGREEMENT

                          Dated as of September 1, 2003


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                                                TRANSFER AND SERVICING AGREEMENT
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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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ARTICLE I      Definitions........................................................................................ 1

     SECTION 1.01     Definitions................................................................................. 1

     SECTION 1.02     Other Definitional Provisions.............................................................. 14

ARTICLE II     Conveyance of Receivables......................................................................... 14

     SECTION 2.01     Conveyance of Receivables.................................................................. 14

     SECTION 2.02     Acceptance by Issuer; Issuance of Notes.................................................... 16

     SECTION 2.03     Representations and Warranties of the Transferor Relating
                      to the Transferor and the Agreement........................................................ 17

     SECTION 2.04     Representations and Warranties of the Transferor Relating
                      to the Receivables......................................................................... 19

     SECTION 2.05     (a) Automatic Additional Accounts.......................................................... 21

     SECTION 2.06     Covenants of the Transferor................................................................ 24

     SECTION 2.07     Removal of Eligible Accounts............................................................... 26

     SECTION 2.08     Sale of Ineligible Receivables............................................................. 28

ARTICLE III    Administration and Servicing of Receivables....................................................... 28

     SECTION 3.01     Acceptance of Appointment and Other Matters Relating to
                      the Servicer............................................................................... 29

     SECTION 3.02     Servicing Compensation..................................................................... 30

     SECTION 3.03     Representations, Warranties and Covenants of the Servicer.................................. 30

     SECTION 3.04     Reports and Records for the Indenture Trustee; Bank
                      Account Statements......................................................................... 33

     SECTION 3.05     Annual Servicer's Certificate.............................................................. 33

     SECTION 3.06     Annual Independent Public Accountants' Servicing Report.................................... 33

     SECTION 3.07     Tax Treatment.............................................................................. 34

     SECTION 3.08     Notices to Case Credit..................................................................... 34

     SECTION 3.09     Adjustments................................................................................ 34

ARTICLE IV     Other Matters Relating to the Transferor.......................................................... 35

     SECTION 4.01     Liability of the Transferor................................................................ 35

     SECTION 4.02     Limitation on Liability of the Transferor.................................................. 35

     SECTION 4.03     Transferor Indemnification of the Issuer, the Indenture
                      Trustee and the Owner Trustee.............................................................. 35

                                       -i-      TRANSFER AND SERVICING AGREEMENT
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                                TABLE OF CONTENTS
                                   (continued)

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     SECTION 4.04     Merger or Consolidation of, or Assumption of the
                      Obligations of the Transferor.............................................................. 36

     SECTION 4.05     Transferor Interest........................................................................ 37

ARTICLE V      Other Matters Relating to the Servicer............................................................ 37

     SECTION 5.01     Liability of the Servicer.................................................................. 37

     SECTION 5.02     Merger or Consolidation of, or Assumption, of the
                      Obligations of the Servicer................................................................ 37

     SECTION 5.03     Limitation on Liability of the Servicer and Others......................................... 38

     SECTION 5.04     Servicer Indemnification of the Issuer, the Indenture
                      Trustee and the Owner Trustee.............................................................. 38

     SECTION 5.05     The Servicer Not To Resign................................................................. 39

     SECTION 5.06     Access to Certain Documentation and Information
                      Regarding the Receivables.................................................................. 39

     SECTION 5.07     Delegation of Duties....................................................................... 39

     SECTION 5.08     Examination of Records..................................................................... 39

ARTICLE VI     Servicer Defaults................................................................................. 40

     SECTION 6.01     Servicer Defaults.......................................................................... 40

     SECTION 6.02     Indenture Trustee to Act; Appointment of Successor......................................... 41

ARTICLE VII    Termination....................................................................................... 43

     SECTION 7.01     Termination of Agreement................................................................... 43

ARTICLE VIII   Miscellaneous Provisions.......................................................................... 43

     SECTION 8.01     Amendment.................................................................................. 43

     SECTION 8.02     Protection of Right, Title and Interest to Receivables and
                      Collateral Security........................................................................ 44

     SECTION 8.03     Actions by Noteholders..................................................................... 45

     SECTION 8.04     No Bankruptcy Petition..................................................................... 45

     SECTION 8.05     Rights of Indenture Trustee................................................................ 45

     SECTION 8.06     Rights of Owner Trustee.................................................................... 46

     SECTION 8.07     Governing Law.............................................................................. 46

     SECTION 8.08     Notices.................................................................................... 46

     SECTION 8.09     Severability of Provisions................................................................. 46

     SECTION 8.10     Assignment................................................................................. 46
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                                      -ii-      TRANSFER AND SERVICING AGREEMENT
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                                TABLE OF CONTENTS
                                   (continued)

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
                                                                                                                PAGE
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     SECTION 8.11     Further Assurances......................................................................... 46

     SECTION 8.12     No Waiver; Cumulative Remedies............................................................. 46

     SECTION 8.13     Counterparts............................................................................... 47

     SECTION 8.14     Third-Party Beneficiaries.................................................................. 47

     SECTION 8.15     Rule 144A Information...................................................................... 47

     SECTION 8.16     Merger and Integration..................................................................... 47

     SECTION 8.17     Headings................................................................................... 47

                                      -iii-     TRANSFER AND SERVICING AGREEMENT
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     TRANSFER AND SERVICING AGREEMENT dated as of September 1, 2003, among CNH
WHOLESALE RECEIVABLES INC., a Delaware corporation, as Transferor, CASE CREDIT CORPORATION, a Delaware corporation, as Servicer and CNH WHOLESALE MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware, as Issuer.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders, any Enhancement Provider and the Beneficiaries to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Indenture. In addition, the following words shall have the following meanings:

     "Account" shall mean each Initial Account and, from and after the related Addition Date, each Additional Account and Automatic Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Transferor or the Servicer in accordance with the terms of this Agreement.

     "Account Schedule" shall have the meaning specified in Section 2.01.

     "Addition Date" shall mean (a) as to Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Issuer pursuant to Section 2.05(b) or (c) of the Transfer and Servicing Agreement, as applicable and (b) as to Automatic Additional Accounts, the date on which such accounts are created or otherwise become Automatic Additional Accounts.

     "Addition Notice" shall have the meaning specified in Section 2.05(d).

     "Additional Accounts" shall mean each individual wholesale financing account established by an Originator with a Dealer pursuant to a Floorplan Financing Agreement, which account is designated pursuant to Section 2.05(b) to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Indenture Trustee by the Transferor pursuant to
Section 2.01 and 2.05(e).

     "Additional Cut-Off Date" shall mean, with respect to Additional Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.05(d) and with respect to Automatic Additional Accounts, the related Addition Date.

     "Adjusted Pool Balance" shall mean as of any Determination Date, (a) the product of (i) the sum of the Pool Balance as of the end of the immediately preceding Collection Period and (ii) the result of 1 minus the Reallocated Yield Percentage on such date, plus (b) the amount then on deposit in the Excess Funding Account (excluding amounts relating to investment earnings).

                                                TRANSFER AND SERVICING AGREEMENT
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     "Adjustment Payment" shall have the meaning specified in Section 3.09.

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" shall mean, with respect to any Series, the Person so designated in the related Indenture Supplement, if any.

     "Agreement" shall mean this Transfer and Servicing Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Indenture Supplement.

     "Assignment" shall have the meaning specified in Section 2.05(e).

     "Automatic Addition Suspension Date" shall have the meaning specified in
Section 2.05.

     "Automatic Addition Termination Date" shall have the meaning specified in
Section 2.05.

     "Automatic Additional Accounts" means each individual wholesale financing account Receivables in which are conveyed to the Issuer pursuant to Section 2.05(a).

     "Available Subordinated Amount" shall mean, with respect to any Series at any time of determination, an amount equal to the available subordinated amount specified in the related Indenture Supplement at such time.

     "Business Day" is defined in the Indenture.

     "Case Credit" shall mean Case Credit Corporation, a Delaware corporation.

     "Class" shall mean, with respect to any Series, any one of the classes of Notes of that Series.

     "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Indenture Supplement.

     "Collateral Amount" shall mean, with respect to any Series and for any date, an amount equal to the collateral amount specified in the related Indenture Supplement.

     "Collateral Security" shall mean, with respect to any Receivable, (a) a security interest in the Equipment, (b) any other collateral provided by the applicable Dealer or any other party and (c) any personal or corporate guarantee supporting the Receivables, which may also support other obligations to other parties and/or unrelated to the Receivables.

                                        2       TRANSFER AND SERVICING AGREEMENT
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     "Collection Account" shall have the meaning specified in the Indenture.

     "Collection Period" shall mean, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

     "Collections" shall mean, without duplication, all payments by or on behalf of Dealers received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment. Collections of Non-Principal Receivables shall include all Recoveries.

     "Cut-Off Date" shall mean August 31, 2003.

     "CWRI" means CNH Wholesale Receivables Inc., a Delaware corporation.

     "Date of Processing" shall mean in respect of any Receivables, the date on which the Servicer receives Collections on such Receivables.

     "Dealer" shall mean a Person engaged generally in the business of purchasing Equipment and holding such Equipment for sale, lease or rental in the ordinary course of business.

     "Dealer Overconcentrations" on any Payment Date shall mean, with respect to any Main Dealer, the excess, if any, of (x) the aggregate of all amounts of Principal Receivables due from the Main Dealer on the last day of the Collection Period immediately preceding such Payment Date over (a) 2.25% of the Pool Balance on the last day of such immediately preceding Collection Period, with respect to any three Main Dealers that have Accounts with the highest outstanding principal balances, or (b) 2.00% of the Pool Balance on the last day of such immediately preceding Collection Period, with respect to any other single Main Dealer.

     "Dealer Termination Status " shall mean, with respect to an Account, that the related Dealer been classified as a "terminated dealer" in accordance with the Floorplan Financing Guidelines.

     "Defaulted Amount" for any Collection Period shall mean an amount (which shall not be less than zero) equal to (a) the sum for all the Accounts of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the full amount of any such Defaulted Receivables which are subject to reassignment or assignment to the Transferor or the Servicer in accordance with the terms of this Agreement; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amounts of such Defaulted Receivables which are subject to reassignment to the Transferor shall not be added to the sum so subtracted and, if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be added to the sum so subtracted.

     "Defaulted Receivables" on any Determination Date shall mean all Receivables in an Account which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties.

                                        3       TRANSFER AND SERVICING AGREEMENT
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     "Derivative Agreement" means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

     "Derivative Counterparty" means any party to any Derivative Agreement other than the Issuer or the Indenture Trustee.

     "Designated Account" shall have the meaning specified in Section 2.07(b).

     "Designated Receivables" shall have the meaning specified in Section
2.07(b).

     "Determination Date" with respect to any Payment Date shall mean the day that is two Business Days prior to such Payment Date.

     "Early Amortization Event" is defined in the Indenture.

     "Eligible Account" shall mean each individual wholesale financing account or line of credit established by an Originator, with a Dealer pursuant to a Floorplan Financing Agreement in the ordinary course of business, which, as of the date of determination with respect thereto: (a) is in favor of a Dealer which is an Eligible Dealer, (b) is in existence and maintained and serviced by the related Originator and (c) is an Account in respect of which no amounts have been charged off as uncollectible.

     "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Dealer" shall mean a Dealer, as of the date of determination thereof, (a) which is located in the United States of America (including its territories and possessions), (b) which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation and (c) which is not in Dealer Termination Status.

     "Eligible Institution" shall mean (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody's and of AA- or better by S&P and of AA- if rated by Fitch or (B) a certificate of deposit rating of P-1 by Moody's or A-1+ by S&P or F1+ by Fitch and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (b) this definition.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

                                        4       TRANSFER AND SERVICING AGREEMENT
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     (a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b);

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

     (g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided, that investments described in clauses (d) and (g) shall be made only so long as making such investments will not require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended; provided further, that such investments shall have original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next succeeding the Indenture Trustee's acquisition of Eligible Investments, except as otherwise provided in the related Indenture Supplement.

     "Eligible Receivable" shall mean each Receivable:

     (a) which was originated by an Originator, in the ordinary course of business;

     (b) which arose under an Eligible Account and is payable in United States dollars;

     (c) which is owned by an Originator, at the time of sale by that entity to the Transferor;

                                        5       TRANSFER AND SERVICING AGREEMENT
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     (d)  which represents the obligation of a Dealer to repay an advance made to such Dealer to finance the acquisition of Equipment for (i) its floorplan or parts inventory, (ii) its rental business or (iii) its rent-to-own program;

     (e) which at the time of creation and at the time of transfer to the Issuer is secured by, inter alia, a first priority perfected security interest in the Equipment relating thereto;

     (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

     (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originators or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Issuer or the execution, delivery and performance by the Originators or the Transferor of the Floorplan Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

     (h) as to which at all times following the transfer of such Receivable to the Issuer, the Issuer will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by this Agreement or the related Receivables Purchase Agreement;

     (i) which has been the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor's right, title and interest therein (including any proceeds thereof);

     (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (k) which at the time of transfer to the Issuer is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

     (l) as to which, at the time of transfer of such Receivable to the Issuer, the Originators and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

     (m) as to which, at the time of transfer of such Receivable to the Issuer, neither the applicable Originator nor the Transferor has taken nor failed to take any action which would impair the rights of the Issuer or the Noteholders therein;

     (n) which constitutes "chattel paper," "accounts," "general intangibles" or "payment intangibles" as defined in Article 9 of the UCC as then in effect in the State of New York;

                                        6       TRANSFER AND SERVICING AGREEMENT

     (o) which, at the time of transfer to the Issuer, is not more than 90 days past due;

     (p) with respect to which the representations set forth in Sections 2.04(a)(i) and (ii) were correct as of the Transfer Date with respect thereto;

     (q) the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all Receivables relating to Equipment purchased by a Dealer for its rental business, to exceed 12% of the Pool Balance;

     (r) the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all Receivables relating to (a) any of the three main dealers that have Accounts with the highest outstanding principal balances to exceed 2.25% of the Pool Balance or
(b) any other single Dealer to exceed 2% of the aggregate Pool Balance; and

     (s) the outstanding principal balance of which, when added to the Pool Balance, does not cause the aggregate principal balance of all Receivables relating to used Equipment, to 40% of the Pool Balance.

     "Eligible Servicer" shall mean the Indenture Trustee or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

     "Enhancement" shall mean the rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap, including without limitation currency swaps, or other interest protection agreement, repurchase obligation, cash deposit, reserve account, yield supplement account or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

     "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement for a Series or pursuant to which any Enhancement for such Series is issued or outstanding, including any Derivative Agreement.

     "Enhancement Provider" shall mean the Person, including any Derivative Counterparty, providing any Enhancement, other than any Noteholder, the Notes of which are subordinated to any Series or Class.

     "Excluded Series" shall mean any Series designated as such in the relevant Indenture Supplement.

     "Equipment" means new or used agricultural and construction equipment and parts.

                                        7       TRANSFER AND SERVICING AGREEMENT

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor entity thereto.

     "Floorplan Financing Agreement" shall mean, collectively, the group of related agreements between and among an Originator, the Dealer with respect thereto, pursuant to which (a) an Originator agrees to extend credit to such Dealer to finance the acquisition of used Equipment and new Equipment, (b) such Dealer grants to an Originator a security interest in the specific Equipment financed by an Originator, certain other Equipment, certain other collateral and the proceeds thereof and (c) such Dealer agrees to repay advances made by an Originator pursuant to the terms of the related Floorplan Financing Agreement.

     "Floorplan Financing Guidelines" shall mean the Originators' written policies and procedures, as such policies and procedures may be amended from time to time, (a) relating to the operation of their respective floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to the Originators' wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holder" shall mean a Noteholder or a Person in whose name any one of the Notes is registered.

     "Indenture" shall mean the Indenture, dated as of September 1, 2003, by and between the Issuer and the Indenture Trustee, as the same may from time to time be amended, modified or otherwise supplemented.

     "Indenture Supplement" shall mean, with respect to any Series, an Indenture Supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series.

     "Indenture Trustee" shall mean JPMorgan Chase Bank, or its successor in interest, or any successor trustee appointed as herein provided.

     "Ineligible Account" shall mean an Account that at the time of determination is not an Eligible Account.

     "Ineligible Amount" on any Determination Date shall mean the amount of Ineligible Receivables included in the Issuer on such Determination Date pursuant to Section 2.08.

                                        8       TRANSFER AND SERVICING AGREEMENT

     "Ineligible Receivable" shall mean any Receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its transfer to the Issuer and was transferred to the Issuer in accordance with Section 2.08.

     "Initial Account" shall mean each individual wholesale financing account established by an Originator with a Dealer pursuant to a Floorplan Financing Agreement which is identified in the computer file or microfiche or written list delivered to the Indenture Trustee on the Initial Closing Date by the Transferor pursuant to Section 2.01.

     "Initial Closing Date" shall mean September 30, 2003.

     "Initial Collateral Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial collateral amount specified in the related Indenture Supplement. The Initial Collateral Amount for any Series may be increased or decreased from time to time as specified in the related Indenture Supplement.

     "Insolvency Event" means, with respect to any Person, that such person shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or relating to all or substantially all of such Person's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by such Person any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     "Insurance Proceeds" with respect to an Account shall mean any amounts received by the Servicer pursuant to any policy of insurance which is required to be paid to an Originator pursuant to a Floorplan Financing Agreement.

     "Investor Dilution Amount" is defined in Section 3.09.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing other than tax liens, mechanics liens and any liens that attach to the related Receivable by operation of law as a result of any act or omission by the related Dealer.

                                        9       TRANSFER AND SERVICING AGREEMENT
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     "Main Dealer" shall mean any Dealer and its affiliated group of Dealers.

     "Monthly Servicing Fee" shall mean, with respect to any Series, the amount specified therefor in the related Indenture Supplement.

     "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

     "NH Credit" shall mean New Holland Credit Company, LLC, a Delaware limited liability company.

     "Non-Principal Receivables" with respect to any Account shall mean all amounts billed to the related Dealer in respect of interest and all other non-principal charges, including insurance service fees and handling fees.

     "Notice Date" shall have the meaning specified in Section 2.05(d).

     "Officers' Certificate" with respect to any corporation shall mean, unless otherwise specified in this Agreement, a certificate signed by the President or any Vice President, a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel of the Transferor or an Originator and who shall be reasonably acceptable to the Indenture Trustee.

     "Originator" means on the Closing Date, each of Case Credit and NH Credit.

     "Overconcentration Amount" on any Determination Date shall mean the sum of the Dealer Overconcentrations on such Determination Date.

     "Owner Trustee" shall mean The Bank of New York, or its successor in interest, or any successor owner trustee appointed pursuant to the terms of the Transaction Documents.

     "Payment Date" is defined in the applicable Indenture Supplement.

     "Payment Date Statement" shall mean, with respect to any Series, a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Indenture Supplement.

     "Permitted Transaction" shall have the meaning specified in Section
2.06(f).

     "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Balance" shall mean, as of the time of determination thereof, the aggregate of Principal Receivables in the Issuer at such time.

     "Prime Rate" shall mean the rate designated as the "prime rate" from time to time by certain financial institutions selected by an Originator.

                                       10       TRANSFER AND SERVICING AGREEMENT
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     "Principal Collections" shall mean Collections of principal under the
Receivables.

     "Principal Receivables" with respect to an Account shall mean amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

     "Purchase Price" shall mean, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus (b) interest accrued from the end of the last Collection Period in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the Prime Rate.

     "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Notes of such Series or Class, as specified in the related Indenture Supplement.

     "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

     "Reallocated Yield Percentage" means the percentage established from time to time by the Servicer. The initial Reallocation Percentage shall be 1.50%, and shall in no event be greater than 9.00% unless the Rating Agency Condition shall have been satisfied with respect to such greater percentage.

     "Reassignment" shall have the meaning specified in Section 2.07(c).

     "Receivables" shall mean, with respect to an Account, all amounts shown on the Servicer's records as amounts payable by the related Dealer, from time to time in respect of advances made by an Originator to such Dealer or advances made by an Originator to such Dealer and purchased by an Originator, in each case to finance the acquisition of Equipment by such Dealer, together with the group of writings evidencing such amounts and the security interest created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which an Originator is unable to transfer to the Transferor pursuant to the Receivables Purchase Agreement or which the Transferor is unable to transfer to the Issuer as provided in Section 2.06(b) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

     "Receivables Purchase Agreements" shall mean each of the receivables purchase agreements between an Originator and the Transferor, in substantially the form attached hereto as Exhibit I, dated as of the date, hereof, governing the terms and conditions upon which the Transferor is acquiring the initial Receivables transferred to the Issuer on the Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

                                       11       TRANSFER AND SERVICING AGREEMENT
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     "Recoveries" on any Determination Date shall mean all amounts received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

     "Removal and Repurchase Date" shall have the meaning specified in Section 2.07(b).

     "Removal and Repurchase Notice Date" shall have the meaning specified in
Section 2.07(b).

     "Removal Notice" shall have the meaning specified in Section 2.07(b).

     "Rental Overconcentration Amount" on any Payment Date means the excess, if any, of:

     (a) the aggregate principal amount of Receivables relating to Equipment purchased by a Dealer for its rental business on the last day of the Collection Period immediately preceding that Payment Date; over

     (b) 12% of the Pool Balance on the last day of the immediately preceding Collection Period.

     "Repurchased Receivables Purchase Price" shall have the meaning specified in Section 2.07(b).

     "Required Pool Balance" shall mean, at any time of determination, an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Indenture Supplement as being an Excluded Series until the Collateral Amount of the Series relating to such Excluded Series is reduced to $0) obtained by multiplying the Required Pool Percentage for such Series by the Initial Collateral Amount for such Series plus
(b) the Required Subordinated Amount (as defined in the related Indenture Supplement) for each Series on the immediately preceding Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date).

     "Required Pool Percentage" shall mean, with respect to any Series, the percentage specified therefor in the related Indenture Supplement.

     "Requirements of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

     "Restart Date" shall have the meaning specified in Section 2.05.

     "Series" shall mean any series of Notes.

                                       12       TRANSFER AND SERVICING AGREEMENT
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     "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or class, as specified in any Indenture Supplement.

     "Series Security Amount" with respect to each Series, is defined in the applicable Indenture Supplement.

     "Servicer Default" shall have the meaning specified in Section 6.01.

     "Service Transfer" shall have the meaning specified in Section 6.01.

     "Servicer" shall initially mean Case Credit, in its capacity as Servicer under this Agreement, and after any Service Transfer, the Successor Servicer.

     "Servicing Fee" shall have the meaning specified in Section 3.02.

     "S&P" shall mean Standard & Poor's Ratings Services or its successor.

     "Subordinated Note" shall mean each subordinated note of the Transferor the form of which is attached hereto as Exhibit J.

     "Successor Servicer" shall have the meaning specified in Section 6.02(a).

     "Supplemental Certificate" shall have the meaning specified in Section
6.03.

     "Tax Opinion" shall mean, with respect to any action, an external Opinion of Counsel to the effect that, for federal income and Illinois state income and tax purposes, (a) such action will not adversely affect the characterization of the Notes of any outstanding Series or Class as debt of the Issuer, (b) such action will not cause or constitute a taxable event with respect to any Noteholders or the Issuer and (c) in the case of the issuance of any new Series, the Notes of the new Series will be characterized as debt of the Issuer.

     "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Indenture Supplement.

     "Transaction Document" shall have the meaning specified in the Indenture.

     "Transferor" shall mean CNH Wholesale Receivables Inc. and its successors in interest to the extent permitted hereunder

     "Transferor Amount" is defined in the Indenture.

     "Transferor Deposit Amount" shall mean, with respect to any Receivable reassigned or assigned to the Transferor or the Servicer, as applicable, pursuant to Section 2.04 (c) or Section 3.03, the amounts specified in such Sections.

     "Trust Assets" shall have the meaning specified in Section 2.01.

                                       13       TRANSFER AND SERVICING AGREEMENT
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     "Trust Available Subordinated Amount" shall mean, at any time of determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

     "Trust Termination Date" shall have the meaning specified in the Trust Agreement.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "Used Equipment Overconcentration Amount" on any Payment Date means the excess, if any, of:

     (a) the aggregate principal amount of Receivables relating to used Equipment on the last day of the Collection Period immediately preceding that Payment Date; over

     (b) 40% of the Pool Balance on the last day of the immediately preceding Collection Period.

     SECTION 1.02      OTHER DEFINITIONAL PROVISIONS.

     All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

     SECTION 2.01 CONVEYANCE OF RECEIVABLES. By execution of this Agreement, the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse

                                       14       TRANSFER AND SERVICING AGREEMENT
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(except as expressly provided herein), to the Issuer on the Initial Closing
Date, in the case of the Initial Accounts, on the date of creation in the case of Automatic Additional Accounts and on the applicable Addition Date, in the case of Additional Accounts , (a) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Transferor at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts and Automatic Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-102 of the UCC as in effect in the State of New York and Recoveries) thereof and (b) all of the Debtor/Seller's rights, remedies, powers, privileges and interest with respect to such Receivables and Collateral Security under the applicable Receivables Purchase Agreement. As of each Business Day prior to the earlier of (i) the occurrence of an Early Amortization Event relating to an Insolvency Event and (ii) the Trust Termination Date, on which Receivables are created in the Accounts (a "Transfer Date"), the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Issuer, all of its right, title and interest into and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Commencement Date) and all Collateral Security with respect thereto owned by the Transferor at the close of business on such Transfer Date and not theretofore conveyed to the Issuer, and monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-102 of the UCC as in effect in the State of New York and Recoveries) thereof, all created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Transferor in accordance with the applicable Receivables Purchase Agreement and sold to the Issuer pursuant to this Agreement; provided, however, upon the occurrence of an Insolvency Event with respect to the Issuer, Principal Receivables shall not be conveyed hereunder, but all Principal Receivables, and Collections thereon, conveyed prior to such Insolvency Event shall remain part of the Trust Assets (as defined below). Such property, together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Collateral Security with respect to the Receivables shall collectively constitute the assets of the Issuer (the "Trust Assets").

     The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Issuer, the Owner Trustee, the Indenture Trustee or any Agent, of any obligation of the Servicer, the Originators, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

     In connection with such sales, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts, general intangibles and payment intangibles (as defined in Section 9-102 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Indenture Trustee on or within 10 days of the Initial Closing Date, in the case of the

                                       15       TRANSFER AND SERVICING AGREEMENT
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Initial Accounts, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of Additional Accounts and Automatic Additional Accounts. The Indenture Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

     In connection with such sales, the Transferor further agrees, at its own expense, on or within 10 days of (A) the Initial Closing Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of Automatic Additional Accounts and Additional Accounts, and (C) the applicable Removal Commencement Date, in the case of Removed Accounts, (a) to indicate in its computer files and to cause each Originator to indicate in their computer files as required by the applicable Receivables Purchase Agreement, that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned to the Issuer pursuant to this Agreement and (b) to deliver to the Indenture Trustee (or cause Case Credit to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number, (ii) the aggregate amount of Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account (each such computer file or microfiche or written lists an "Account Schedule"). Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Indenture Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

     It is the intention of the parties hereto that the conveyances of the Receivables and other Collateral Security by Transferor to Issuer as provided in this Section 2.01 be, and be construed as, an absolute sales without recourse except as explicitly provided herein, of the Receivables and Collateral Security by Transferor to Issuer. Furthermore, it is not intended that such conveyance be deemed a pledge of the Receivables and the other Collateral Security by Transferor to Issuer to secure a debt or other obligation of Transferor. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement and Transferor hereby grants to Issuer a first perfected priority security interest in all of Transferor's right, title and interest in and to Trust Assets.

     SECTION 2.02 ACCEPTANCE BY ISSUER; ISSUANCE OF NOTES. (a) The Issuer hereby acknowledges its acceptance of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.01. The Indenture Trustee acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Indenture Trustee the Account Schedule relating to the Initial Accounts described in the last paragraph of
Section 2.01.

          (b) Upon Transferor's request, Issuer shall from time to time issue a Series of Notes to Transferor or its designee with such terms as specified in the related Indenture Supplement, so long as (i) such issuance is permitted under the terms of the Indenture and (ii)

                                       16       TRANSFER AND SERVICING AGREEMENT
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without limiting the generality of the foregoing, after giving effect to each such issuance (A) the Transferor Amount is not less than the Trust Available Subordinated Amount and (B) the Adjusted Pool Balance is not less than the Required Pool Balance.

     SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE TRANSFEROR AND THE AGREEMENT. The Transferor hereby represents and warrants to the Issuer as of each Closing Date that:

          (a) ORGANIZATION AND GOOD STANDING. The Transferor is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party.

          (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions provided for or contemplated by this Agreement and each Transaction Document to which it is a party, have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

          (d) NO CONFLICT. The execution and delivery of this Agreement and each Transaction Document to which it is a party, the performance of the transactions contemplated by this Agreement and each Transaction Document to which it is a party and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or its properties are bound.

          (e) NO VIOLATION. The execution and delivery of this Agreement, the applicable Indenture Supplement and the Transaction Documents, the performance of the transactions contemplated by this Agreement and the applicable Indenture Supplement and the Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any material Requirements of Law applicable to the Transferor.

          (f) NO PROCEEDINGS. There are no proceedings or, to the best knowledge of the Transferor, investigations pending or threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which it is a party, (ii) seeking to prevent the issuance of the Notes or the

                                       17       TRANSFER AND SERVICING AGREEMENT
consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Transaction Document to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Transaction Document to which it is a party or (v) seeking to affect adversely the income tax attributes of the Issuer under the United States Federal or any State income, single business or franchise tax systems.

          (g) ALL CONSENTS REQUIRED. All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and each Transaction Document to which it is a party, the performance of the transactions contemplated by this Agreement, and each Transaction Document to which it is a party, and the fulfillment of the terms hereof and thereof, have been obtained.

          (h) ENFORCEABILITY. This Agreement and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i) RECORD OF ACCOUNTS. As of the Initial Closing Date, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Commencement Date, in the case of Designated Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Commencement Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Commencement Date, as the case may be.

          (j) VALID TRANSFER. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes either (a) a valid sale, transfer and assignment to the Issuer of all right, title and interest of the Transferor in the Receivables and the Collateral Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreements or (b) a grant of a security interest in such property to Issuer, and, upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Delaware and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Issuer shall have a first priority perfected ownership interest in such property. Except as otherwise provided in this Agreement and the Trust Agreement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Trust Assets.

                                       18       TRANSFER AND SERVICING AGREEMENT

     The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Issuer. Upon discovery by the Transferor, the Servicer, any Agent, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

     In the event of any breach of any of the representations and warranties set forth in this Section 2.03 having a material adverse effect on the interests of the Noteholders, then the Indenture Trustee as directed by the Holders of Notes evidencing not less than a majority in aggregate unpaid principal amount of all outstanding Notes, by notice then given in writing to the Transferor (and to the Indenture Trustee, any Enhancement Providers and the Servicer), may direct the Transferor to purchase all Receivables within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to make such purchase on a Payment Date occurring within such 60-day period on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by the end of such 60-day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.03 shall be satisfied in all material respects, and any material adverse effect on the interest of the Noteholders caused thereby shall have been cured.

     The Transferor shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Payment Date, in payment for such purchase, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Noteholders on such Payment Date in accordance with the terms of each Indenture Supplement. If the Indenture Trustee or the Noteholders give notice directing the Transferor to purchase the Receivables as provided above, the obligation of the Transferor to purchase the Receivables pursuant to this Section 2.03 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.03 available to the Noteholders (or the Indenture Trustee on behalf of the Noteholders).

     SECTION 2.04 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE RECEIVABLES.

          (a) REPRESENTATIONS AND WARRANTIES. The Transferor hereby represents and warrants to the Issuer that:

          (i) Each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Issuer free and clear of any Lien.

          (ii) With respect to each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable

                                       19       TRANSFER AND SERVICING AGREEMENT
     or Collateral Security to the Issuer have been duly obtained, effected or given and are in full force and effect.

          (iii) On the Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts and Automatic Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

          (iv) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts and Automatic Additional Accounts; on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Issuer on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Issuer in accordance with Section 2.08.

          (v) With respect to each Receivable and all Collateral Security existing on the Initial Closing Date, no selection procedures believed by the Transferor to be adverse to interests of the Noteholders were utilized in selecting the Initial Accounts.

          (vi) Debtor hereby makes the Perfection Representations and Warranties to the Secured Party. For purposes of this Section 2.04(a)(vi) Debtor shall mean Transferor, Secured Party shall mean Issuer, and Specified Agreement shall mean this Agreement. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 2.04(a)(vi) shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party's security interest in the Receivables. The Debtor hereby authorizes Servicer to file financing statements under the UCC without the Debtor's signature where allowed by applicable law.

          (b) NOTICE OF BREACH. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Issuer. Upon discovery by the Transferor, the Servicer, any Agent or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)    REASSIGNMENT. In the event any representation or warranty under
Section 2.04(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the interests of the Noteholders in any such Receivable or Account, then, within 60 days (or such longer period as may be agreed to by the Indenture Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event

                                       20       TRANSFER AND SERVICING AGREEMENT
given by the Indenture Trustee, any Agent or any Enhancement Providers, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be required to be made with respect to such Receivable if, by the end of such 60-day period (or such longer period as may be agreed to by the Indenture Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

          The Transferor shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, (a) the Adjusted Pool Balance on the last day of a Collection Period would be less than the Required Pool Balance on the following Payment Date or (b) the Transferor Amount would be less than the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date), then not later than 12:00 noon on the day on which such reassignment occurs, the Transferor shall deposit in the Excess Funding Account in immediately available funds the amount (the "Transferor Deposit Amount") by which (x) the Adjusted Pool Balance would be less than such Required Pool Balance or (y) the Transferor Amount would be less than such Trust Available Subordinated Amount (up to the principal amount of such Receivables); provided that if the Transferor Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Receivables shall not be deducted from the Pool Balance and shall not be reassigned to the Transferor and shall remain part of the Issuer. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transferor Deposit Amount, if any, the Issuer shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Transferor to accept a reassignment of any such Receivable and to pay any related Transferor Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to the Indenture Trustee on behalf of Noteholders.

     SECTION 2.05      (a)   AUTOMATIC ADDITIONAL ACCOUNTS. Subject to the
limitations specified below in this Section 2.05 and to any further limitations specified in any Indenture Supplement, new individual wholesale financing accounts shall be included as Accounts from and after the date upon which they are created, and all Receivables in Automatic Additional Accounts purchased by Transferor pursuant to the Receivables Purchase Agreement, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Issuer upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and

                                       21       TRANSFER AND SERVICING AGREEMENT
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"Eligible Account." Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "Automatic Addition Termination Date"), or suspend any such inclusion as of any Business Day (an "Automatic Addition Suspension Date") until a date (the "Restart Date") to be notified in writing by Transferor to Issuer by delivering to Issuer, Indenture Trustee, Servicer and each Rating Agency 10 days prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, Transferor and Issuer agree to execute, and Transferor agrees to record and file at its own expense, an amendment to the financing statements to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date.

     Unless each Rating Agency otherwise consents, the number of, or the aggregate balance of Receivables in, Automatic Additional Accounts designated during any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year may not exceed 5.00% of the number of, or the aggregate balance of Receivables in, Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of, or the aggregate balance of Receivables in, Automatic Additional Accounts designated during any such calendar year shall not exceed 20.00% of the number of, or the aggregate balance of Receivables in, Accounts as of the first day of such calendar year. On or before the first Business Day of each Collection Period beginning in January, April, July and October of each calendar year, the Transferor shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Transferor to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Issuer during the three consecutive Collection Periods ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Indenture Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Notes. On or before January 31 and July 31 of each calendar year, the Transferor shall deliver to the Indenture Trustee, each Rating Agency and any Enhancement Provider an Opinion of Counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of the Receivables in such Automatic Additional Accounts. If such Rating Agency confirmation or such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Issuer, in accordance with Section 2.07.

          (b) REQUIRED ADDITION OF ACCOUNTS. If, as of the close of business on the last day of any Collection Period, (i) the Adjusted Pool Balance on such day is less than the Required Pool Balance as of the following Payment Date (after giving effect to the allocations, distributions,

                                       22       TRANSFER AND SERVICING AGREEMENT
withdrawals and deposits to be made on such Payment Date), or (ii) Transferor Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), is less than the Trust Available Subordinated Amount, then the Transferor shall, within 10 Business Days following the end of such Collection Period, designate and transfer to the Issuer the Receivables (and the related Collateral Security) of additional Eligible Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition (i) the Adjusted Pool Balance as of the close of business on the Addition Date is at least equal to such Required Pool Balance or (ii) such Transferor Amount is at least equal to the Trust Available Subordinated Amount, as the case may be. The Transferor shall satisfy the conditions specified in Section 2.05(d) in designating such Additional Accounts and conveying the related Receivables to the Issuer. The failure of the Transferor to transfer Receivables to the Issuer as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement.

          (c) The Transferor may from time to time, at its sole discretion, subject to the conditions specified in paragraph (e) below, voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Issuer the Receivables (and the related Collateral Security) of such Additional Accounts.

          (d) Receivables and Collateral Security from such Additional Accounts shall be sold to the Issuer effective on a date (the "Addition Date") specified in a written notice provided by the Transferor (or the Servicer on its behalf) to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").

          (e) The Transferor shall be permitted to convey to the Issuer the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Transferor as such pursuant to Section 2.05(c) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) the Transferor shall have provided the Indenture Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

          (ii)   such Additional Accounts shall all be Eligible Accounts;

          (iii) the Transferor shall have delivered to the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee) in substantially the form of Exhibit B (the "Assignment") and the computer file or microfiche or written list required to be delivered pursuant to Section 2.01;

          (iv) the Transferor shall, to the extent required by Section 4.02 of the Indenture, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

          (v) (A) no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders or any Enhancement Provider were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii)

                                       23       TRANSFER AND SERVICING AGREEMENT
     above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither any Originator, nor the Transferor were insolvent nor will any of them have been made insolvent by such transfer nor are any of them aware of any pending insolvency;

          (vi) the Rating Agency Condition shall have been satisfied with respect to such addition;

          (vii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event;

          (viii) the Transferor shall have delivered to the Indenture Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming (A) the items set forth in paragraphs (ii) through (vii) above and (B) that the Transferor reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event; and

          (ix) on or before each Addition Date, the Transferor shall have delivered to the Indenture Trustee and any Enhancement Providers (A) an external Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit G-2 and (B) except in the case of an addition required by Section 2.05(b), a Tax Opinion with respect to such addition.

          (f) The Transferor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.05(e)(v). Upon discovery by the Transferor, the Servicer, any Agent, the Indenture Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

     SECTION 2.06 COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants that:

          (a) NO LIENS. Except for the conveyances hereunder and the grant of a security interest in the Receivables and Collateral Security pursuant to the Indenture, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the Transferor's Interest and the Transferor shall defend the right, title and interest of the Issuer in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Transferor.

          (b) ACCOUNT ALLOCATIONS. In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer, then the Transferor agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments

                                       24       TRANSFER AND SERVICING AGREEMENT
applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Issuer shall continue to be a part of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) DELIVERY OF COLLECTIONS. In the event that the Transferor, an Originator or any Affiliate thereof receives payments in respect of Receivables, the Transferor and each such Originator agree to pay or cause to be paid to the Servicer or any Successor Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Transferor, such Originator or any Affiliate thereof.

          (d) NOTICE OF LIENS. The Transferor shall notify the Indenture Trustee, in writing, promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and the Lien of the Indenture.

          (e) COMPLIANCE WITH LAW. The Transferor hereby agrees to comply in all material respects with all material Requirements of Law applicable to the Transferor.

          (f) ACTIVITIES OF THE TRANSFEROR. The Transferor will not engage in any business or activity of any kind or enter into any transaction other than
(x) the businesses, activities and transactions contemplated and authorized by this Agreement or the Transaction Documents or (y) the business of acquiring, selling or financing wholesale and retail receivables and related activities and transactions (such businesses, activities and transactions, collectively, "Permitted Transactions").

          (g) INDEBTEDNESS. Except for indebtedness incurred pursuant to the terms of the Transaction Documents and or the Subordinated Notes, the Transferor will not create, incur or assume any indebtedness or issue any securities or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless (i) any such indebtedness or securities have no recourse to any assets of the Transferor other than the specified assets to which such indebtedness or securities relate and (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

          (h) GUARANTEES. The Transferor will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

          (i) INVESTMENTS. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital purchase of stock or securities or evidences of indebtedness, acquisition

                                       25       TRANSFER AND SERVICING AGREEMENT
of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto; provided, however, that the Transferor shall not be prohibited under this
Section 2.06(i) from declaring or paying any dividends in respect of its common stock.

          (j) STOCK; MERGER. The Transferor will not (i) sell any shares of any class of its capital stock to any Person (other than Case Credit and its Affiliates), or enter into any transaction of merger or consolidation unless:
(A) the surviving Person of such merger or consolidation expressly assumes all of the Transferor's covenants and obligations under this Agreement by execution of a supplemental agreement; (B) such surviving Person is organized under the laws of the United States or any one of its states and (x) is a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose entity, the powers and activities of which are limited to the performance of the Transferor's obligations under the Transaction Documents; (C) the Transferor shall have given the Rating Agencies at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction; (D) such merger or consolidation does not conflict with any provisions of the certificate of incorporation or other governing documents of the Transferor, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business; and (E) the Transferor has delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 2.06(j) and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the supplemental agreement referred to in clause (A) above is the legal, valid and binding obligation of the Transferor and the surviving Person.

          (k) AGREEMENTS. The Transferor will not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents and any document relating to a Permitted Transaction, or amend or modify its certificate of incorporation or other governing documents or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Receivables Purchase Agreements or any of the other Transaction Documents or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

     SECTION 2.07 REMOVAL OF ELIGIBLE ACCOUNTS. (a) On each Determination Date the Transferor shall have the right to remove Accounts from the Issuer and, in connection therewith, repurchase the then existing Receivables in such Accounts, in the manner prescribed in Section 2.07(b).

          (b) To remove Accounts and repurchase the then existing Receivables in such Accounts, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five Business Days prior to the Removal and Repurchase Date (the "Removal and Repurchase Notice Date"), furnish to the Indenture Trustee, any

                                       26       TRANSFER AND SERVICING AGREEMENT

     Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Designated Accounts which are to be removed from the Issuer (the "Designated Accounts"), and the then existing Receivables in such Designated Accounts (the "Designated Receivables") which are to be repurchased, from the Issuer and the Determination Date (which may be the Determination Date on which such notice is given) on which the removal of such Designated Accounts and the repurchase of such Designated Receivables will occur (a "Removal and Repurchase Date");

          (ii) on the Removal and Repurchase Date with respect to such Designated Accounts, amend Schedule 1 by delivering to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal and Repurchase Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

          (iii) on the Removal and Repurchase Date, deposit into the Collection Account funds in an amount equal to the aggregate outstanding balance of the Repurchased Receivables on such date (the "Repurchased Receivables Purchase Price"), which funds, notwithstanding anything in this Agreement to the contrary, will not be released from the Collection Account other than pursuant to Section 4.02(c) of the Indenture;

          (iv) represent and warrant that the removal of any such Eligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Pool Balance or the Transferor Amount to be less than the Trust Available Subordinated Amount;

          (v) represent and warrant that Accounts, or administratively convenient groups of Accounts, were chosen for removal randomly or otherwise not on a basis intended to select particular Accounts or groups of Accounts for any reason other than administrative convenience, that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders and any Enhancement Provider were utilized in selecting the Designated Accounts; further, represent and warrant that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts;

          (vi) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal and Repurchase Date, is true and complete in all material respects;

          (vii) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

                                       27       TRANSFER AND SERVICING AGREEMENT

          (viii) deliver to the Indenture Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to such removal and repurchase; and

          (ix) on or before the related Removal and Repurchase Date, deliver to the Indenture Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iv) through (vii) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event; the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          No Designated Accounts shall be so removed and no Designated Receivables shall be so repurchased unless each Rating Agency shall have notified the Transferor, the Servicer and the Indenture Trustee in writing that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by such Rating Agency.

          (c) In the case of any removal of Designated Accounts and repurchase of Designated Receivables pursuant to Section 2.07(b), on the Removal and Repurchase Date with respect to any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Issuer for all purposes and the Owner Trustee shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal and Repurchase Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Repurchased Receivables, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. Within five Business Days after the Removal and Repurchase Date, the Owner Trustee shall execute and deliver (but shall have no duty to prepare) to the Transferor a reassignment substantially in the form of Exhibit H (a "Reassignment"), together with appropriate UCC financing statement releases or amendments if required.

     For the avoidance of doubt, the Transferor shall not remove Accounts from the Issuer more frequently than once a month.

     SECTION 2.08 SALE OF INELIGIBLE RECEIVABLES. The Transferor shall sell to the Issuer on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that (a) on the Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account and (b) the Incremental Subordinated Amount is adjusted in accordance with the definition of Incremental Subordinated Amount.

                                   ARTICLE III

                                       28       TRANSFER AND SERVICING AGREEMENT

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

     SECTION 3.01 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER. (a) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to
Section 6.01, (i) to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement, (ii) to instruct the Indenture Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Issuer for the benefit of the Noteholders and any Enhancement Provider, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement, and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement; provided, however, that the Servicer shall notify the Indenture Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, subject to the proviso set forth in Section 2.06(b), and to have such payments applied as Collections in accordance with Section 4.02 of the Indenture. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Issuer shall continue to be a part of the Issuer notwithstanding any cessation of

                                       29       TRANSFER AND SERVICING AGREEMENT
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the transfer of additional Principal Receivables to the Issuer and Collections
with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other wholesale receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Servicer (or any Originator) may change the terms and provisions of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if (i) as a result of such change, in the reasonable judgment of the Servicer no Early Amortization Event will occur at any time and none of the Enhancement Providers, if any, or the Noteholders shall be adversely affected and (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change.

     SECTION 3.02 SERVICING COMPENSATION. As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive the Servicing Fee on each Payment Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements.

     The Servicer's expenses include the amounts due to the Indenture Trustee and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and including all other fees and expenses of the Issuer not expressly stated herein to be for the account of the Noteholders. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing
Fee).

     SECTION 3.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER. (a) Case Credit, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

          (i) ORGANIZATION AND GOOD STANDING. Such party is a corporation or other entity duly organized, validly existing and in good standing under the applicable laws of

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

     the state of its formation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party.

          (ii) DUE QUALIFICATION. Such party is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (iii) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement and each Transaction Document to which it is a party has been duly authorized by such party by all necessary corporate action on the part thereof.

          (iv) BINDING OBLIGATION. This Agreement and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (v) NO VIOLATION. The execution and delivery of this Agreement and any other Transaction Document to which it is a Party by such party, the performance of the transactions contemplated by this Agreement and any other Transaction Document to which it is a Party and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

          (vi) NO PROCEEDINGS. There are no proceedings or, to the best knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which it is a party, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Indenture Supplement, any other Transaction Document, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document to which it is a Party.

                                       31       TRANSFER AND SERVICING AGREEMENT

          (vii) COMPLIANCE WITH REQUIREMENTS OF LAW. Such party shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all material Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of Noteholders and any Enhancement Provider.

          (viii) NO RESCISSION OR CANCELLATION. Such party shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business in accordance with the Floorplan Financing Guidelines.

          (ix) PROTECTION OF NOTEHOLDERS RIGHTS. Such party shall take no action, nor omit to take any action, which would materially impair the rights of Noteholders in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines.

          (x) NEGATIVE PLEDGE. The Servicer will not (A) sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Issuer, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Issuer in, to and under any Receivable sold and assigned to the Issuer, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer or (B) reschedule, revise or defer payments due on any Receivable except (1) in accordance with its Floorplan Financing Guidelines, (2) when converting the existing payment schedule to a rent-to-own payment schedule or a payment schedule applicable to a Dealer purchase for its rental business and (3) when a Dealer extends an unsold Equipment payment schedule pursuant to the Floorplan Financing Guidelines.

          (b) NOTICE OF BREACH. The representations and warranties set forth in this Section 3.03 shall survive the transfer and assignment of the Receivables to the Issuer and the pledge of Collateral to the Indenture Trustee. Upon discovery by the Transferor, the Servicer or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.03, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)    PURCHASE. In the event any representation or warranty under
Section 3.03(a) (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the interest of the Noteholders in such Receivable, then, within 60 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Indenture Trustee or any Enhancement Providers, the Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the

                                       32       TRANSFER AND SERVICING AGREEMENT
expiration of such 60-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be required to be made with respect to such Receivable if, by the end of such 60-day period (or such longer period as may be agreed to by the Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transferor Deposit Amount and shall be applied in accordance with the terms of this Agreement.

     Upon each such payment of such Purchase Price, the Issuer shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Issuer in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the related Collateral Security. The Indenture Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Indenture Trustee on behalf of Noteholders.

     SECTION 3.04 REPORTS AND RECORDS FOR THE INDENTURE TRUSTEE; BANK ACCOUNT STATEMENTS. On or before each Payment Date, with respect to each outstanding Series, the Servicer shall deliver to any Enhancement Providers, the Rating Agencies and the Indenture Trustee a Payment Date Statement for such Payment Date substantially in the form set forth in the related Indenture Supplement.

     SECTION 3.05 ANNUAL SERVICER'S CERTIFICATE. The Servicer will deliver to the Rating Agencies, the Trustee, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 200_, an Officers' Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     SECTION 3.06 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or any other Affiliate of CNH Global, to deliver to the Trustee and the Indenture Trustee on or before April 30 of each year a report, addressed to the Board of Directors of the Servicer, the Owner Trustee, the Indenture Trustee and each Rating Agency summarizing the results of certain procedures with respect to certain documents and records relating to the servicing of the Receivables during the preceding calendar year (or, in the case of the first such report, during the period from the initial Cutoff Date to December 31,

                                       33       TRANSFER AND SERVICING AGREEMENT

2004). The procedures to be performed and reported upon by the independent public accountants shall be those agreed to by the Servicer.

     In the event that such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 3.07 TAX TREATMENT. The Transferor has entered into this Agreement with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer secured by the Receivables. Each Noteholder, by the acceptance of its Note, agrees to treat the Notes as indebtedness of the Issuer secured by the Receivables for federal income taxes, state and local income and franchise taxes, Illinois state tax and any other taxes imposed on or measured by income.

     SECTION 3.08 NOTICES TO CASE CREDIT. In the event Case Credit is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section
6.02 shall deliver or make available to Case Credit, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 or 3.06.

     SECTION 3.09 ADJUSTMENTS. (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of Equipment which was refused or returned by a Dealer or because of buybacks of Equipment from a Dealer upon the termination of a Dealer (each such amount, an "Investor Dilution Amount") then, in any such case, the Transferor Amount and Pool Balance will be automatically reduced by the amount of the adjustment subject to the last sentence of this Section. Furthermore, if following such a reduction the Transferor Amount would be less than the Trust Available Subordinated Amount or the Pool Balance would be less than the Required Pool Balance on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date), then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Excess Funding Account on the Business Day on which such adjustment or reduction occurs (each such payment an "Adjustment Payment"). If the Transferor shall fail to make any deposit to the Excess Funding with respect to such Adjustment Payment or portion thereof by the Determination Date relating to the Collection Period with respect to which such Adjustment Payment is payable, the amount of such Adjustment Payment or portion thereof shall be allocated on such related Determination Date in accordance with the Indenture and the Indenture Supplements.

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          (b)    If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                                   ARTICLE IV

                    OTHER MATTERS RELATING TO THE TRANSFEROR

     SECTION 4.01 LIABILITY OF THE TRANSFEROR. The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement. Except as provided in the preceding sentence, the Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

     SECTION 4.02 LIMITATION ON LIABILITY OF THE TRANSFEROR. Subject to Sections 4.01 and 4.03, neither the Transferor nor any of the directors or officers or employees or agents of the Transferor in its capacity as Transferor shall be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     SECTION 4.03 TRANSFEROR INDEMNIFICATION OF THE ISSUER, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE. The Transferor shall indemnify and hold harmless the Issuer, the Indenture Trustee and the Owner Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Issuer, the Indenture Trustee or the Owner Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Transferor shall not indemnify the Issuer, the Indenture Trustee or the Owner Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the Indenture Trustee or the Owner Trustee, as the case may be; and provided, further, that the Transferor shall not indemnify the Issuer, the Indenture Trustee or the Owner Trustee with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder in connection herewith to any taxing authority. Subject to Section 6.01, any indemnification pursuant to this Section shall only be from (i) the excess of the

                                       35       TRANSFER AND SERVICING AGREEMENT

Transferor Amount for any date of determination over the Required Pool Balance as of such date and (ii) any other assets of the Transferor not pledged to third parties or otherwise encumbered in a manner permitted by the Transferor's Certificate of Incorporation and shall only be made after payment in full of any amounts that the Transferor is obligated to deposit in the Collection Account pursuant to this Agreement. Any indemnification under this Article IV shall survive the termination of this Agreement.

     SECTION 4.04 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE TRANSFEROR.

          (a) Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

          (i) the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to Indenture Trustee, the performance of every covenant and obligation of Transferor hereunder;

          (ii) Transferor has delivered to Indenture Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (iii) Transferor shall have delivered to Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

          (iv) in connection with any merger or consolidation, or any conveyance or transfer referred to above, the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of Transferor's obligations under this Agreement and the other Transaction Documents;

                                       36       TRANSFER AND SERVICING AGREEMENT

          (v) if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Issuer in the Receivables and, if any; and

          (vi) the Rating Agency Condition has been satisfied with respect to such merger, conveyance or transfer.

          (b) This Section 4.04 shall not be construed to prohibit or in any way limit Transferor's ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

          (c) Transferor shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this Section 4.04.

          (d) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs,
(ii) Section 4.05 of this Agreement or Section 10 of the Trust Agreement or
(iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Transferor delivers an Officer's Certificate to Indenture Trustee indicating that Transferor reasonably believes that such action will not adversely affect in any material respect the interests of any Noteholder, (2) which meet the requirements of clause (ii) of paragraph (a) and
(3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Owner Trustee and Indenture Trustee in writing in form satisfactory to Owner Trustee and Indenture Trustee, the performance of every covenant and obligation of Transferor thereby conveyed.

     SECTION 4.05 TRANSFEROR INTEREST. Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 8.01, any applicable restrictions in the Indenture Supplement for any outstanding Series and satisfaction of the Rating Agency Condition) and in connection with such designation, the initial Transferor shall transfer a portion of the Transferor Interest to such additional Transferor reflecting such additional Transferor's Interest in the Transferor Interest; provided that prior to any such designation and issuance the conditions set forth in the Trust Agreement shall have been satisfied with respect to a transfer of Transferor's Interest.

                                    ARTICLE V

                     OTHER MATTERS RELATING TO THE SERVICER

     SECTION 5.01 LIABILITY OF THE SERVICER. The Servicer shall be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

     SECTION 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION, OF THE OBLIGATIONS OF THE SERVICER. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                                       37       TRANSFER AND SERVICING AGREEMENT

          (a) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person shall assume, by execution of a supplemental agreement hereto, the performance of every covenant and obligation of the Servicer hereunder;

          (b) the Servicer shall have given the Rating Agencies at least 10 days prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction; and

          (c) the Servicer has delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the supplemental agreement referred to in clause (a) above is the legal, valid and binding obligation of the Servicer and the successor Person.

     SECTION 5.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. Except as provided in Section 5.04, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer, shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     SECTION 5.04 SERVICER INDEMNIFICATION OF THE ISSUER, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE. The Servicer shall indemnify and hold harmless the Issuer, the Indenture Trustee, and the Owner Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer, the Issuer, the Indenture Trustee or the Owner Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Issuer, the Indenture Trustee or the Owner Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee; and provided further that the Servicer shall not indemnify the Issuer, the Indenture Trustee, the Trustee or any Noteholder for any liabilities, cost or expense of the Issuer with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or the Noteholders in connection herewith to any taxing

                                       38       TRANSFER AND SERVICING AGREEMENT
authority. Any indemnification under this Article VIII shall survive the termination of this Agreement and the resignation and removal of the Indenture Trustee or the Owner Trustee, as the case may be.

     SECTION 5.05 THE SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 hereof. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

     SECTION 5.06 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to the Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's, normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 5.06 shall derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 5.06 as a result of such obligation shall not constitute a breach of this Section 5.06.

     SECTION 5.07 DELEGATION OF DUTIES. Subject to Section 3.01, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. The Servicer shall give prompt written notice of any such delegation of a material function to the Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 5.05 and the Rating Agency Condition shall have been satisfied with respect to such delegation prior to such delegation.

     SECTION 5.08 EXAMINATION OF RECORDS. The Transferor, or the Servicer on its behalf, shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Issuer pursuant to this Agreement for the benefit of the Noteholders and any Enhancement Provider. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                       39       TRANSFER AND SERVICING AGREEMENT

                                   ARTICLE VI

                                SERVICER DEFAULTS

     SECTION 6.01 SERVICER DEFAULTS. If any one of the following events (a "Servicer Default") shall occur and be continuing with respect to the Servicer:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit or to give notice to the Indenture Trustee as to any action to be taken under any Enhancement Agreement on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee;

          (c) the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.01 and 5.07;

          (d) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee;

          (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Indenture Trustee, by notice then given in writing to the Servicer (a "Termination Notice"), may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Servicer of a Termination Notice, and

                                       40       TRANSFER AND SERVICING AGREEMENT
on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 6.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Service Transfer") and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 5.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest;

          (f) failure on the part of the Servicer to engage a back-up Servicer with 180 days of the Initial Closing Date.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 6.01(a) for a period of five Business Days, under Section 6.01(b) for a period of 60 days or under Section 6.01(d) for a period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declares or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, any Agents, any Enhancement Providers and the Transferor with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Indenture Trustee, and each Rating Agency in writing of any Servicer Default.

     SECTION 6.02      INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
(a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 6.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and Indenture Trustee. The Indenture Trustee

                                       41       TRANSFER AND SERVICING AGREEMENT
shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with sections 3.01 and 5.07. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Servicer hereunder. The Indenture Trustee shall immediately give notice to the Rating Agencies, any Enhancement Providers and any Agents and upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Transferor at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided, however, that the Transferor shall be responsible for payment of all other amounts in excess of the Monthly Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Monthly Servicing Fee permitted to the Servicer. The holders of the Transferor Interest agree that if Case Credit (or any Successor Servicer) is terminated as Servicer hereunder, the portion of Collections to be paid to the Transferor shall be reduced by an amount sufficient to pay Transferor's share of the compensation of the Successor Servicer. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for therein.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the

                                       42       TRANSFER AND SERVICING AGREEMENT
responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 6.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.01 TERMINATION OF AGREEMENT. This Agreement and the respective obligations and responsibilities of the Transferor, the Servicer and the Indenture Trustee created hereby shall terminate, except with respect to the duties described in Sections 4.03 and 5.04, on the Trust Termination Date.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01 AMENDMENT. (a) This Agreement may be amended from time to time by the Servicer, the Transferor and the Issuer without the consent of any of the Noteholders, provided that such action shall not, as evidenced by an Opinion of Counsel for the Transferor, addressed and delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholders.

          (b) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Issuer, with prior written notice to each Rating Agency and with the consent of the Noteholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Indenture Supplement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest rate without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder, (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Noteholders of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of such Series or Class or (v) reduce the percentage of Outstanding Dollar Principal Amount of Notes the Noteholders of which are required to consent to any amendment without the consent of each Noteholder. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action

                                       43       TRANSFER AND SERVICING AGREEMENT
shall not, as evidenced by an opinion of Counsel for the Transferor, addressed and delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series.

          (c) Notwithstanding Sections 8.01(a) and 8.01(b) above, the permitted activities of the Issuer set forth in Section 2.03 of the Trust Agreement may not be significantly amended without the consent of Noteholders, other than the Seller and its Affiliates as Noteholders, evidencing not less than a majority of the Outstanding Dollar Principal Amount of the Notes held by parties exclusive of the Transferor and its Affiliates.

          (d) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Indenture Trustee shall furnish notification of the substance of such amendment to each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

          (e) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

          (f) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Indenture Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

     SECTION 8.02 PROTECTION OF RIGHT, TITLE AND INTEREST TO RECEIVABLES AND COLLATERAL SECURITY. (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Issuer's right, title, and interest in and to the Issuer to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to all property comprising the Receivables and Collateral Security. The Servicer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 8.02(a).

          (b) Within 30 days after the Transferor or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section
8.02 (a) seriously misleading within the meaning of Section 9-506 of the UCC, the Transferor or the Servicer, as appropriate, shall give the Indenture Trustee and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer's security interest in the Receivables, the Collateral Security and the proceeds thereof.

                                       44       TRANSFER AND SERVICING AGREEMENT

          (c) The Transferor and the Servicer will give the Indenture Trustee and any Agent prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and any change in its form of, or jurisdiction of, organization and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America and shall at all times be organized under the laws of the States of the United Sates of America.

          (d) The Servicer will deliver to the Indenture Trustee, any Agent and any Enhancement Provider: (i) upon the execution and delivery of each amendment of this Agreement or any Indenture Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.05(a) or (b), an Opinion of Counsel substantially in the form of Exhibit G-2.; and (iii) on or before April 30 of each year, beginning with April 30, 200_, an opinion of Counsel substantially in the form of Exhibit G-2.

     SECTION 8.03 ACTIONS BY NOTEHOLDERS. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

          (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Issuer, Owner Trustee, Transferor or Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 8.04 NO BANKRUPTCY PETITION. Each of Issuer (with respect to Transferor only), Servicer, each Enhancement Provider, if any, and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this SECTION 8.04 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer or Transferor, as applicable under or pursuant to any such law.

     SECTION 8.05 RIGHTS OF INDENTURE TRUSTEE. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

                                       45       TRANSFER AND SERVICING AGREEMENT

     SECTION 8.06 RIGHTS OF OWNER TRUSTEE. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by The Bank of New York not individually but solely and exclusively in its capacity as Owner Trustee on behalf of CNH Wholesale Master Note Trust for the purpose and with the intention of binding CNH Wholesale Master Note Trust. No obligations or liabilities hereunder shall run against The Bank of New York in its individual capacity or against its properties or assets.

     SECTION 8.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 8.08 NOTICES. All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if sent via facsimile, receipt confirmed, or personally delivered at or mailed by registered mail, return receipt requested, to (i) in the case of CNH Wholesale Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer, facsimile no.: (847) 955-4940, (ii) in the case of Case Credit, 233 Lake Avenue, Racine, 53403 Wisconsin Attention: Treasurer; facsimile no. (262) 636-6284, and
(iii) in the case of the Owner Trustee, The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10296, Attention: Corporate Trust Administration-Asset Backed Unit; facsimile no.: (212) 815-2484; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     SECTION 8.09 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 8.10 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Servicer.

     SECTION 8.11 FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution and authorization of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 8.12 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The

                                       46       TRANSFER AND SERVICING AGREEMENT
rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.14 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

     SECTION 8.15 RULE 144A INFORMATION. For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Indenture Trustee, the Owner Trustee, the Servicer and any Enhancement Providers agree to cooperate with each other to provide to any Noteholder of such Series or Class and to any prospective purchaser of Notes designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

     SECTION 8.16 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 8.17 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

                                       47       TRANSFER AND SERVICING AGREEMENT

     IN WITNESS WHEREOF, the Transferor, the Servicer, the Indenture Trustee and the Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 CNH WHOLESALE MASTER NOTE TRUST,
                                 Issuer

                                 By: THE BANK OF NEW YORK, not in its
                                 individual capacity but solely as Owner Trustee


                                 By:  /s/ Jon Farber
                                    --------------------------------------------
                                    Name:  Jon Farber
                                    Title:  Assistant Treasurer

                                 CNH WHOLESALE RECEIVABLES INC.,
                                 Transferor


                                 By:  /s/ Brian O'Keane
                                    --------------------------------------------
                                    Name: Brian O'Keane
                                    Title: Assistant Treasurer

                                 CASE CREDIT CORPORATION, Servicer


                                 By:  /s/ Brian O'Keane
                                    --------------------------------------------
                                    Name: Brian O'Keane
                                    Title: Assistant Treasurer

Acknowledged and Accepted:

JPMORGAN CHASE BANK, Indenture Trustee


By:  /s/ Joseph M. Costantino
   -----------------------------------
   Name:  Joseph M. Costantino
   Title:  Trust Officer

                                       S-1      TRANSFER AND SERVICING AGREEMENT